UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Northwest Biotherapeutics, Inc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTHWEST BIOTHERAPEUTICS, INC.

Notice of Annual Meeting of Stockholders
to be held on September 4, 2009

Dear Stockholder:

You are hereby cordially invited to attend the 2009 Annual Meeting of Stockholders of Northwest Biotherapeutics, Inc., which will be held on Friday, September 4, 2009 at 11:00 a.m.   (local time) at 7600 Wisconsin Avenue, Suite 750, Bethesda, Maryland 20814, and any adjournments or postponements of the annual meeting.

We are holding the annual meeting for the following purposes:

1.	To elect one member to our Board of Directors to serve as Class II director for a term of three years.

2.	To amend the Company’s Seventh Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 100,000,000 to 150,000,000.

3.	To seek shareholder approval to de-list from the London Stock Exchange’s AIM Market.

4.	To transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

These matters are more fully described in the attached proxy statement, which is made a part of this notice.  At this point, we are not aware of any other business to be transacted at the annual meeting.

Only stockholders of record on our books at the close of business on Thursday, July 20, 2009 will be entitled to vote at the annual meeting and any adjournments or postponements of the annual meeting.  For 10 days prior to the annual meeting, a list of stockholders entitled to vote will be available for inspection at our principal executive offices located at 7600 Wisconsin Avenue, Suite 750, Bethesda, Maryland 20814.  This list also will be available for inspection at the annual meeting.  If you would like to view the stockholder list, please call our executive offices at (240) 497-9024 to schedule an appointment.

A copy of our 2008 Annual Report to Stockholders, which contains our consolidated financial statements for the fiscal year ended December 31, 2008, and other information of interest to stockholders, accompanies this notice and the attached proxy statement.   Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on September 4, 2009.  The proxy statement and annual report for 2008 are also available at NWBio.com under the drop down Investors and then Proxy Materials.

By Order of the Board of Directors,

Linda F. Powers
Chairperson of the Board of Directors
August 6, 2009

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE.   NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

NORTHWEST BIOTHERAPEUTICS, INC.
7600 Wisconsin Avenue
Suite 750
Bethesda, Maryland 20814

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held on SEPTEMBER 4, 2009

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Northwest Biotherapeutics, Inc. (“we,” “us,” “our” or the “Company”), for use at the 2009 Annual Meeting of Stockholders to be held on Friday, September 4, 2009 at 11:00 a.m.   (local time) at 7600 Wisconsin Avenue, Suite 750, Bethesda, Maryland 20814, and any adjournments or postponements of the annual meeting.  The Board of Directors (the “Board”) is soliciting proxies for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Record Date and Share Ownership

Only stockholders of record on our books at the close of business on Thursday, July 20, 2009 will be entitled to vote at the annual meeting and any adjournments or postponements of the annual meeting.  As of the close of business on July 20, 2009, we had 45,069,872 shares of common stock outstanding.  Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the annual meeting.  Copies of the Notice of Annual Meeting of Stockholders, this proxy statement, the enclosed proxy card and our Annual Report to Stockholders for the fiscal year ended December 31, 2008, will be mailed to stockholders of record on or about August 6, 2009.  Exhibits to the Annual Report will be provided to any stockholder at no charge upon written or oral request to our corporate secretary at the address set forth under “ Communication with the Board of Directors ” below.

Voting in Person

If you plan to attend the meeting and vote in person, we will provide a ballot to you when you arrive. However, if you hold your shares in the name of a broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on July 20, 2009, the record date for voting.

Voting by Proxy

Shares represented by a properly executed proxy in the form that accompanies this proxy statement will be voted at the annual meeting and, if you provide instructions on the proxy, will be voted in accordance with those instructions. If you do not provide instructions as to how your shares should be voted, your shares will be voted according to the recommendations of our Board as follows:

•	FOR the election of Linda Powers as Class II director;

•	FOR the amendment of the Company’s Seventh Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 100,000,000 to 150,000,000.

•	FOR the approval of the de-listing from the London Stock Exchange AIM Market.

If other matters come before the annual meeting, the person named as proxy will vote on such matters in accordance with his or her best judgment.  We have not received any notice of other matters that may properly be presented at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on September 4, 2009.  The proxy statement and annual report for 2008 are also available at NWBio.com under the drop down Investors and then Proxy Materials.

Revoking a Proxy

You may revoke your proxy at any time prior to the start of the annual meeting by delivering written instructions to our corporate secretary at the address set forth under “ Communication with the Board of Directors ” below.  Attendance at the annual meeting will not itself be deemed to revoke your proxy unless you give notice at the annual meeting that you intend to revoke your proxy and vote in person.

Quorum Required

A quorum of stockholders is necessary to hold a valid meeting. A majority of shares entitled to vote on the election of directors at the annual meeting present in person or represented by proxy represents a quorum. Shares which abstain from voting on a particular matter and “broker non-votes,” or shares held in “street name” by brokers, banks or other nominees who indicate on their proxies that they do not have discretionary authority to vote such shares on a particular matter, are counted for purposes of determining whether a quorum exists.

Votes Required

Proposal 1: Election of Linda Powers as Class II Director

Under our bylaws, the election of directors requires the affirmative vote of a plurality of the votes cast, and votes may be cast in favor of the nominee or withheld. A “plurality” means that the nominee receiving the most votes for election to a director position is elected to that position. You may withhold votes from a nominee by notation on your proxy card.  Abstentions and broker non-votes will have no effect on the outcome of voting on the election of directors.

Proposal 2: Approval of the amendment of the Company’s Seventh Amended and Restated Certificate of Incorporation to increase in authorized shares from 100,000,000 to 150,000,000..

The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is required to approve amendment of the Seventh Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 150,000,000.   You may vote “for” or “against” this proposal   or you may “abstain” from voting.  Abstentions and broker non-votes will have the same effect as a vote against the proposal.

Proposal 3: Approval for the de-listing of the Company from the London Stock Exchange’s AIM Market

The affirmative vote of 75% of the votes cast at the meeting is required to approve de-listing from the London Stock Exchange’s AIM Market (“AIM”).  You may vote “for” or “against” approval of de-listing from  AIM or you may “abstain” from voting.  Abstentions and broker non-votes will have no effect on the outcome of voting on the de-listing from the AIM.

Dissenter’s Rights

Stockholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the annual meeting.

Householding

Stockholders of record who reside at the same address will receive a single copy of our annual report, proxy statement and notice of annual meeting.  Each stockholder in the household, however, will receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.  If you would like to receive a separate copy of any of these materials, please call or write us at the address set forth under “ Communication with the Board of Directors ” below, and we will promptly deliver the requested materials to you.

If you receive multiple copies of our annual report, proxy statement and notice of annual meeting and wish to receive a single copy in the future, please contact us at the address set forth under “ Communication with the Board of Directors ” below.  If you hold your shares in street name, you should contact your broker or nominee regarding combining mailings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock as of July 20, 2009:

•	each person, or group of affiliated persons, who is known by us to own beneficially 5% or more of any class of our equity securities;

•	our directors;

•	each of our named executive officers, as defined in Item 402(a)(3) of Regulation S-K; and

•	our directors and executive officers as a group.

The applicable percentages of ownership are based on an aggregate of 45,069,872 shares of common stock issued and outstanding on July 20, 2009. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed shares of common stock subject to options, warrants, convertible preferred stock or convertible notes held by that person that are currently exercisable or exercisable within 60 days of July 20, 2009 to be included.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (the “SEC”). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and the entities named in the table have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Except as otherwise noted, the address of the individuals in the following table below is c/o Northwest Biotherapeutics, Inc., 7600 Wisconsin Avenue, Suite 750, Bethesda, Maryland 20814.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage(1)
Officers and Directors
Alton L. Boynton, Ph.D.(2)	662,019	1.5

Marnix L. Bosch, Ph.D., M.B.A.(3)	497,429	1.1
Linda F. Powers(4)	52,872,326	69.5

All executive officers and directors as a group (5 persons)(5)	3,733825	8.1
5% Security Holders
Toucan Capital Fund II, L.P.(6)	41,334,575	61.6
7600 Wisconsin Avenue, Suite 700, Bethesda, MD 20814
Toucan Partners, LLC(7)	8,965,041	16.6
7600 Wisconsin Avenue, Suite 700, Bethesda, MD 20814
Al Rajhi Holdings	5,500,000	12.2
Rue Maurice 3 1204 Geneve Switzerland
IS Partners Investment Solutions
AG Helium Special Situations Fund	2,302,632	5.1
Limmatquai 2 8001 Zurich PO Box 463 8024 Zurich Switzerland

(1)	Percentage represents beneficial ownership percentage of common stock calculated in accordance with SEC rules and does not equate to voting percentages.

(2)	Includes 481,920 shares of common stock issuable upon exercise of options that are exercisable within 60 days of July 20, 2009.

(3)	Includes 432,002 shares of common stock issuable upon exercise of options that are exercisable within 60 days of July 20, 2009.

(4)
Includes (i) 19,299,486 shares of common stock held by Toucan Capital; (ii) 22,035,089 shares of common stock currently issuable upon exercise of warrants that are exercisable within 60 days of April 13, 2009 held by Toucan Capital; (iii) 8,965,041 shares of common stock currently issuable upon exercise of warrants that are exercisable within 60 days of July 20, 2009 held by Toucan Partners. Ms. Powers is a managing member of Toucan Management, LLC, which is the manager of Toucan Capital, and is a managing member of Toucan Partners. Ms. Powers disclaims beneficial ownership as to all such shares of common stock of 47,726,906 shares.

(5)
Includes 913,912 shares issuable to officers and directors upon exercise of options that are exercisable within 60 days of July 20, 2009. Excludes 50,299,616 shares of common stock as to which Ms. Powers disclaims beneficial ownership of 47,726,906 shares. See Note 4 above.

(6)	Includes 22,035,089 shares of common stock currently issuable upon exercise of warrants that are exercisable within 60 days of July 20, 2009 held by Toucan Capital.

(7)	Includes 8,965,041 shares of common stock currently issuable upon exercise of warrants that are exercisable within 60 days of July 20, 2009 held by Toucan Partners.

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors and Nominees for Director

We have a classified Board currently consisting of one Class I director (currently vacant), one Class II director (Linda F. Powers), and one Class III directors (Alton L. Boynton). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. This year, one Class II director will be presented to the stockholders for election to a three-year term that expires at the 2012 annual meeting and until his/her successor is elected and qualified. The Class III directors have terms that expire at the 2010 annual meeting.

The persons named in the enclosed proxy will vote to elect Linda Powers as a Class II director, unless your proxy is marked otherwise. Ms. Powers has indicated her willingness to serve, if elected. If she should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. We have no reason to believe that Ms. Powers will be unable to serve if elected.

Set forth below are the name and age of each member of our Board (including Ms. Powers, the nominee for election as Class II director), and the positions and offices held by him or her, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she serves as a director and the year of the commencement of his or her term as a member of our Board.

Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of July 20,2009 appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.”

We recommend that you vote FOR Linda F. Powers as Class II director.

Class/Name of Director	Age	Position

Class I:
Vacant
Class II:
Linda F. Powers	53	Director, Chairperson
Class III:
Alton L. Boynton, Ph.D	65	President, Chief Executive Officer, Secretary and Director

Linda F. Powers.   Ms. Powers has served as the Chairperson of our Board of Directors since her appointment on May 17, 2007. Ms. Powers has served as managing director of Toucan Capital Fund II, LLP, a provider of venture capital since 2001. She has over 15 years’ experience in corporate finance and restructurings, mergers and acquisitions joint ventures and intellectual property licensing. Ms. Powers is a board member of the M2Gen affiliate of Moffitt Cancer Center (the third largest cancer center in U.S. by number of patients treated annually), a founding Board Member of the Rosalind Franklin Society (comprised of Nobel Laureates and leading women scientists from across the US and the world), a Board Member of the Trudeau Institute, well known for its specialization in immunology, and a Member of the Maryland Stem Cell Research Commission, administering the state’s stem cell funding program. Ms. Powers has been appointed to three Governors’ commissions created to determine how to build the respective states’ biotech and other high-tech industries. She served as the Deputy Assistant Secretary of Commerce in the George H. W. Bush, Sr. administration. She was co-lead negotiator for the U.S. on the North American Free Trade Agreement financial sector agreement, which opened banking, securities, insurance, pension fund and related opportunities in Canada and Mexico. Ms. Powers also serves on the boards of directors of six private biotechnology companies. Ms. Powers holds a B.A. from Princeton University, where she graduated magna cum laude and Phi Beta Kappa. She also earned a JD, magna cum laude, from Harvard Law School. Ms. Powers is a member of the Audit Committee, Compensation Committee and Nominations Committee.

Alton L. Boynton, Ph.D.  Dr. Boynton co-founded the Company, has served as Secretary since August 2001, has served as our Chief Scientific Officer and a director since our inception in 1998, was appointed our Chief Operating Officer in August 2001, was appointed President in May 2003 and was appointed Chief Executive Officer in June 2007. Dr. Boynton has also served as Director of the Department of Molecular Medicine of Northwest Hospital from 1995-2003 where he coordinated the establishment of a program centered on carcinogenesis. Prior to joining Northwest Hospital, Dr. Boynton was Associate Director of the Cancer Research Center of Hawaii, The University of Hawaii, where he also held the positions of Director of Molecular Oncology of the Cancer Research Center and Professor of Genetics and Molecular Biology. Dr. Boynton received his Ph.D. in Radiation Biology from the University of Iowa in 1972.

PROPOSAL 2 — AMENDMENT OF THE SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On July 1, 2009, the Board of Directors approved an increase in the number of authorized shares of common stock of Northwest Biotherapeutics from 100,000,000 to 150,000,000, and a corresponding amendment of the Certificate of Incorporation subject to approval of the Company’s stockholders. The increase in the number of authorized shares will enable the Company to sell additional equity capital in the Company in order to raise the necessary funds for conduct of its clinical and other activities.

The Company currently has authorized capital of 100,000,000 shares of common stock. On July 20, 2009 there were 45,069,872 shares issued and outstanding. In addition, as of July 20, 2009, a total of 2,400,000 options and 35,000,000 warrants to purchase shares of the Company’s common stock were outstanding, additionally at July 20, 2009 a further 3,600,000 shares had been reserved to cover future options issued under the 2007 Stock Option Plan bringing the total number of shares of the Company on a fully diluted basis to approximately 86,000,000. The Company is proposing to alter its Certificate of Authorization to increase the number of common shares authorized to be issued from 100,000,000 common shares with a par value of $0.001 each to 150,000,000 to common shares with a par value of $0.001 per share.

As stated in the Company’s Annual Report on Form 10K for the year ended December 31, 2008 and in its Quarterly Report Form 10Q for the period ended March 31, 2009 we will need additional capital to support and fund the research and development and commercialization of our product candidates and to fund our other operating activities.  The proposal to increase the number of common shares authorized to be issued is not being made in response to or anticipation of any particular event but is being made in contemplation of the fact that the Company may in the future issue further common shares.

We recommend that you vote FOR the amendment of the Seventh Amended and Restated Certificate of Incorporation to approval of increase the number of authorized shares of Common Stock.

Below is a summary of the significant changes in the Seventh Amended and Restated Certificate of Incorporation enabling the increase in the number of authorized shares of Common Stock from 100,000,000 to 150,000,000 which has been approved by the Board of Directors and is being submitted for stockholder approval. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the proposed amendment to the Seventh Amended and Restated Certificate of Incorporation, a copy of which is attached to this proxy statement as Appendix D . Capitalized terms used in this summary have the meanings set forth in the Seventh Amended and Restated Certificate of Incorporation.

The Board of Directors has voted in favor of the following resolution:

RESOLVED: That Article  IV, Section 1(a) of the Seventh Amended and Restated Certificate of Incorporation of the Corporation, be and hereby is replaced in its entirety with the following:

ARTICLE IV
(a) The total number of shares of stock that the Corporation shall have the authority to issue is 170,000,000 shares of capital stock, consisting of (i)  150,000,000 shares of common stock, par value $0.001 per share (the “ Common Stock ” ) and (ii)  20,000,000 shares of preferred stock, par value $0.001 per share (the “ Preferred Stock ” ).

PROPOSAL 3 — DELISTING FROM THE LONDON STOCK EXCHANGE’S AIM MARKET

The rationale behind the proposed delisting from the AIM, and consolidation of trading in the Company’s shares on  OTCBB market in the U.S are described below.  The Directors unanimously consider that delisting from AIM , and consolidating in the U.S., is in the best interests of the Company and its shareholders as a whole, and we seek your approval for this action.

We recommend that you vote FOR the approval of de-listing from AIM.

Reasons for De-Listing

The Company and the Directors have identified the following reasons for the de-listing, which they consider to be in the long-term best interests of the Company:

a.   The high direct costs of maintaining the Company’s AIM listing. The Company estimates that the annual costs significantly exceed £300,000, and these costs are in addition to the similarly high costs of Sarbanes Oxley and other requirements for maintaining a listing in the U.S.;

b.   The operational and legal difficulties of being subject to two different regulatory regimes in two different countries, in order to maintain listings on both AIM and the U.S. OTCBB.   The Company has encountered an ongoing series of situations in which both substantive requirements and timing and procedural requirements are different and inconsistent on the two exchanges.  These differences have repeatedly put the Company in an untenable position of having inconsistent requirements to try to fulfill. To the Company’s knowledge, there is no other biotech company currently listed on both markets and attempting to comply with two different sets of legal and regulatory requirements; and

c.   The management time taken up with the Company’s AIM listing.   The Company currently has a very small management team, and this small team is managing multiple programs both in the U.S. and outside the U.S. for regulatory approval, clinical development and compassionate use access to its products. The ongoing regulatory requirements associated with the Company’s securities listings in two countries are diverting a quite substantial portion of management time and attention which could more usefully be deployed on the Company’s operations.

Strategy following the De-listing from AIM

Following the de-listing from AIM, the Company will continue to be subject to the SEC’s reporting obligations, and it expects that its Common Stock will continue to be quoted for trading on  the U.S. OTCBB market. The Company will continue to keep stockholders informed of the Company’s financial and operational performance through ongoing updates in regulatory filings with the U.S. Securities Exchange Commission, as well as updates in press releases, on the Company’s website, ( www.nwbio.com ), and in investor and scientific meetings.

If the proposal for de-listing from AIM is approved by stockholders, then the last day of trading of the Company’s Common Stock on AIM is expected to be September 11, 2009 with the cancellation of admission to trading on AIM effective from 7:00 a.m. (London time) on September 14  2009.

Dealing in Common Stock following the De-listing

The Company plans to facilitate the ability of stockholders to continue to be able to buy and sell shares in the Company through the U.S. OTCBB, an electronic quotation service  thus maintaining some liquidity for the Company’s stock. The Company plans to prepare and file with the SEC a S1 Registration Statement which is expected to include shares held by holders outside the US which were originally issued in connection with the AIM listing including RegS holders, and all other outstanding shares held by non-U.S. shareholders.  The S-1 registration statement, after being filed and subsequently declared effective by the SEC, will permit the holders named in the registration statement to sell their shares, and following such sales, the shares will remain freely tradeable.

The process of the Common Stock becoming shares tradable on the OTCBB will be carried out in accordance with the U.K law requirement for a notarial deed of share transfer. The details relating to issuance of common stock tradable on the OTCBB will be provided in a further announcement, and will also be made available to Shareholders on the Company’s website at www.nwbio.com.

The issuance of shares of common stock on the U.S. OTCBB does not provide any guarantee of liquidity in trading in the Company’s Common Stock.

CORPORATE GOVERNANCE MATTERS

Director Independence

In making director independence determinations, the Board utilizes the independence criteria included in the listing standards of the NASDAQ Stock Market (“NASDAQ”) and, with respect to independence determinations for members of our Audit Committee, the requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For a director to be considered independent under NASDAQ listing standards, the Board must affirmatively determine that the director has no relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. Neither Linda F. Powers, who is a member of each of our three standing committees (described below), nor Alton L. Boynton qualifies as an “independent director” under NASDAQ listing standards or Rule 10A-3.

We are considered a “controlled company” under NASDAQ listing standards because a group holds more than 50% of the voting power. As such, NASDAQ listing standards do not require a majority of our Board to consist of independent directors.

Committees of the Board of Directors

Our Board of Directors consists of one non-employee director, Linda F. Powers, and one employee director, Alton L. Boynton .

The Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominations Committee. It is the Board’s intention to appoint additional independent non-employee directors to the Board and to these committees in due course.

Audit Committee

The Audit Committee’s primary responsibilities are to assist the Board in overseeing (a) our accounting and financial principles and policies and our internal controls and procedures, (b) the preparation of our financial statements and the financial information we provide to our stockholders and (c) the independence, qualifications and performance of our independent public accountants and our annual audit. Within these general areas of responsibility, the Audit Committee is solely responsible for the selection, compensation and oversight of our independent public accountants and our annual audit process. The committee also is responsible for reviewing our audited and interim financial statements and overseeing our internal control, disclosure controls and procedures and matters related to our code of conduct. The Board has adopted a written charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix A . The Board has determined that Linda F. Powers is not an “independent director” under NASADQ listing standards or Rule 10A-3 under the Exchange Act because of her affiliation with Toucan Capital Fund II, LP (“Toucan Capital”) and Toucan Partners, LLC (“Toucan Partners”), which, collectively, hold approximately 48.5% of our outstanding common stock and loaned significant amounts of capital to us. See “Transactions with Related Persons ” for more information on our relationship with Toucan Capital and Toucan Partners.

Compensation Committee

The Compensation Committee’s primary responsibilities are to determine the overall compensation levels of our executive officers, assist the Board in determining compensation levels for  non-employee directors and administer our equity compensation plans. The Board has adopted a written charter for the Compensation Committee, a copy of which is attached to this proxy statement as Appendix B ..

Nominations Committee

The Nominations Committee’s primary responsibilities are to identify and nominate members of the Board, recommend directors to be appointed to Board committees and the chairs of such committees, and oversee the annual evaluation of the Board. The Board has adopted a written charter for the Nominations Committee, a copy of which is attached to this proxy statement as Appendix C . The Nominations Committee will consider nominees recommended by stockholders pursuant to the procedures outlined in the Company’s bylaws and as set forth below.

Board and Committee Meetings

The Board of Directors met five times during the fiscal year ended December 31, 2008 and 2 times during the period from January 1, 2009 through July 20, 2009. All directors attended at least 75% of the meetings of the Board and of the committees on which they served. The Audit Committee met four times during the fiscal year ended December 31, 2008 and two times during the period from January 1, 2009 through July 20, 2009. The Compensation Committee met one time during the fiscal year ended December 31, 2008 and once from the period from January 1, 2009 through July 20, 2009. The Nominations Committee held no meetings during the fiscal year ended December 31, 2008 and the period from January 1, 2008 through July 20, 2009.

Nomination of Directors

The Nominations Committee is responsible for annually reviewing with the Board the requisite skills and criteria for prospective directors and the structure, size and composition of the Board as a whole. Although there are no set criteria considered by the Nominations Committee in evaluating potential director nominees, the committee does consider the skills and expertise that will be needed to be represented on the Board, succession planning and the time commitments required of directors.

For a stockholder to submit a candidate for the consideration of the Nominations Committee, the stockholder must timely notify our corporate secretary at the address set forth under “Communication with the Board of Directors ” below. To make such a nomination in advance of the next year’s annual meeting, a stockholder must provide written notification to our secretary not less than 120 days nor more than 150 days in advance of the first anniversary of the date on which the proxy statement in connection with the previous year’s annual meeting was first mailed. However, if we do not hold an annual meeting or the date of such annual meeting of has been changed by more than 30 days from the date first contemplated by the previous year’s proxy statement, we must receive the stockholder’s notice at least 80 days prior to the date on which we distribute the proxy statement with respect to the upcoming meeting.

The notice must include the information specified in our bylaws, including the following: (a) as to each proposed nominee (i) such person’s exact name, (ii) such person’s age, principal occupation, business address and telephone number, and residence address and telephone number, (iii) the number of shares (if any) of each class of our capital stock beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including such person’s notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear in our records, of such stockholder; (ii) the class and number of our shares which are beneficially owned by such stockholder; and (iii) the dates upon which such stockholder acquired such shares of stock and documentary support for any claims of beneficial ownership. In addition, notices must include a description of all arrangements or understandings between the stockholder giving the notice and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

Code of Ethics

We have adopted a code of ethics, as defined by Item 406 of Regulation S-K.  Our code of ethics is applicable to the chief executive officer, the chief financial officer, the principal accounting officer or persons performing similar functions.  We have posted the code of ethics on our website and it may be accessed at www.nwbio.com/about_code.php.  In addition, we will post on our website any amendments to our code of ethics and any waivers under the code granted to any of our directors or executive officers.

Communication with the Board of Directors

We have established a procedure by which our stockholders may communicate directly with our Board.  All communications should be in written form and directed to our corporate secretary at the following address:

Northwest Biotherapeutics, Inc.
7600 Wisconsin Avenue, Suite 750
Bethesda, Maryland 20814
Attention: Secretary

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid or accrued to the Company’s directors during the year ended December 31, 2008.  Only our non-employee directors receive director fees.

Name	Year	Fees Earned or Paid in Cash	All Other Compensation(1)	Total
Linda F. Powers	2008	$92,416	$—	$92,416

R. Steve Harris	2008	$33,744	$—	$33,744

Only non-employee directors receive director fees. Effective June 22, 2007, we are required to pay Linda F. Powers, as Chairperson and a non-executive member of the Board of Directors, £50,000 or $92,416  per annum for her services. Also effective June 22, 2007, we were required to pay R. Steve Harris, as a non-executive member of the Board of Directors, £30,000 (approximately $60,000) per annum for his services. R. Steve Harris resigned as a director on June 30, 2008.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

We, the Compensation Committee of the Board of Directors, have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) within the Executive Compensation section of this proxy statement with the Company’s management. Based on such review and discussion, we have recommended to the Board that the CD&A be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ending December 31, 2008.

The material in this report of the Compensation Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Signed….Linda F. Powers

Compensation Discussion and Analysis

Our Process

Typically, our executive compensation is comprehensively assessed and analyzed annually; however, given our limited funding since 2002, our executives have received infrequent increases in their compensation.  During 2008, our executives did not receive an increase in their base salaries. During 2007, our Chief Technical Officer received an increase in base salary based on performance and in order to take steps to be more competitive in the market. During 2008, our executives also received equity based incentives. Normally, the review process includes, but is not limited to, the following steps:

•	The Compensation Committee reviews the performance of the Chief Executive Officer and other senior executives;

•	The current annual compensation of senior management and long-term compensation grants made over the past few years are reviewed;

•	The appropriate performance metrics and attributes of annual and long-term programs for the next year are considered and discussed;

•	The entirety of our compensation program is considered;

•
For our top officers, if peer group compensation is available for their position, we use a blend of survey and peer compensation for comparison, as we compete not only in our own market, but nationally and across industries, for talent;

•	The compensation practices of our peer companies are reviewed, including their practices with respect to equity and other grants, benefits and perquisites;

•	The compensation of our management team from the standpoint of internal equity, complexity of the job, scope of responsibility and other factors is assessed; and

•	Management’s stock ownership is reviewed.

Management has the following involvement with the executive compensation process:

•
The Chief Executive Officer reviews recommendations from the Chief Financial Officer regarding salaries, annual and long-term incentive targets, and plan amendments and design before recommendations are submitted to the Compensation Committee for approval; and

•
The Chief Executive Officer and Chief Financial Officer are both involved in establishing and recommending to the Compensation Committee financial goals for the incentive programs based on management’s operational goals and strategic plans.

Compensation Goals

Our philosophy regarding executive compensation is to attract and retain highly qualified people by paying competitive salaries, and to link the financial interests of our senior management to those of our stockholders by tying compensation to the achievement of operational and financial objectives. Our compensation package for our officers includes both short-term and long-term features in the forms of base salary and equity-based incentives in the form of stock options, which are granted periodically at the discretion of the Compensation Committee.

Elements of Executive Compensation

Base Salaries

Base salaries for all executive officers are reviewed annually. The Compensation Committee reviews the compensation of the President and Chief Executive Officer. The President and Chief Executive Officer reviews the compensation of the other executive officers. The Compensation Committee also consults with the President and Chief Executive Officer with respect to the compensation package for all other executive officers. In evaluating salaries, each officer’s individual performance during the prior year, as well as salary levels in the biotechnology industry for comparable positions are considered. In determining how the respective officer contributes to the Company, current corporate performance, as well as the potential for future performance gains, is considered. No specific weight is attributed to the foregoing for purposes of determining base salaries.

Equity-Based Incentives

We provide our executive officers with long-term incentives through our 1998 Plan, 1999 Plan, 2001 Plan, Employee Plan and beginning in 2007, our 2007 Stock Option Plan (each, as defined under “ Equity Plans ” below), all described in more detail below. On June 22, 2007, we amended the 1998 Plan, 1999 Plan, 2001 Plan and Employee Plan such that no further stock option grants may be made under any of such plans. The primary objective of these plans is to provide an incentive for employees, including our executive officers, to make decisions and take actions that maximize long-term stockholder value. The plans are designed to promote this long-term focus by using discretionary grants and long-term vesting periods. Subject to the terms of the plans, the Compensation Committee determines the terms and conditions of options granted under the plans, including the exercise price, which is based on fair value of our stock on the date of grant. For various motivation and retention considerations, option awards granted subsequent to our initial public offering in December 2001 generally vest over four years. The Compensation Committee believes that stock options provide an incentive for employees, allowing us to attract and retain high quality management and staff. Although, we did not issue any stock options to our executives during the year ended December 31, 2006, we did issue stock options to our executives in 2007.  No stock options were issued to our executives in 2008.

Employee and Executive Benefits

Our executives participate in many of the same employee benefit programs as our other employees. The core employee benefit programs include a tax-qualified retirement plan, medical coverage, dental coverage, life insurance, disability coverage, and vacation. The tax qualified retirement plan is a 401(k) plan. We made matching contributions to each employee’s 401(k) plan account of $0.50 for each dollar contributed on the first $3,000 of compensation contributed to the plan. Our matching contribution policy was terminated effective March 2006. All of these matching contribution amounts to our Named Executive Officers are shown in the All Other Compensation footnote to the Summary Compensation Table following this section.

Perquisites

Historically, we have offered only a very limited number of perquisites to our executives as an incremental benefit to recognize their position within the Company. No perquisites of any kind were offered to executives in 2008.

Compensation of the President and Chief Executive Officer

In assembling the compensation package for our President and Chief Executive Officer, the Compensation Committee considers our annual and long-term performance, the performance of the President and Chief Executive Officer, and our cash resources and needs. Although the Committee’s overall goal is to set the President and Chief Executive Officer’s salary at the median level for competitors that are similar in industry size and performance, the actual level approved by the Committee may be higher or lower based upon the Committee’s subjective evaluation of the foregoing. Consistent with the foregoing, the Compensation Committee set the base salary for the President and Chief Executive Officer at $331,250 for fiscal 2008. The President and Chief Executive Officer did not receive a bonus for 2008. In connection with our initial public offering on the Alternative Investment Market of the London Stock Exchange (“AIM”), the Board of Directors committed to award the President and Chief Executive Officer an option to purchase shares of our common stock. This stock option award, which is shown in the “Grants of Plan-Based Awards” table below, was granted in December 2007.

Accounting for Stock-based Compensation

Effective January 1, 2006, we measure and recognize compensation expense in accordance with SFAS 123(R), which requires that compensations expense relating to share-based payment transactions be recognized in the financial statements based on the fair value of the equity or liability instruments issued.

Prior to January 1, 2006, we accounted for our stock-based compensation plans under the measurement and recognition provision of APB 25, and related interpretations. Under this method, stock option awards generally did not result in compensation expense, since their exercise price was typically equal to the market price of our common stock on the date of grant.

The Compensation Committee considers the accounting treatment of equity and performance based compensation when approving awards.

Summary Compensation

We did not issue any option or stock awards to our executives in the year ended December 31, 2006. The Company granted options to its executive officers and management in December 2007.

Summary Compensation Table

The following table sets forth certain information concerning compensation paid or accrued to the Company’s named executive officers, as determined in accordance with Item 402(a) of Regulation S-K (the “Named Executive Officers”), during the years ended December 31, 2008,  2007, and 2006.

Summary Compensation Table

The following table sets forth certain information concerning compensation paid or accrued to our named executive officers (the “Named Executive Officers”) during the years ended December 31, 2008, 2007 and 2006.

Name and Principal Position	Year	Salary	Bonus	Option Awards(3)	All Other Compensation(1)	Total

Alton L. Boynton, Ph.D.	2008	$331,250	—	$—	$504	$331,754
President, Chief Executive	2007	$331,250	—	$2,011,680	$1,828	$2,344,758
Officer, Chief Scientific Officer and Secretary(2)	2006	$330,802	—	—	$2,993	$333,795

Marnix L. Bosch, Ph.D., M.B.A.	2008	$250,000	—	$—	$672	$250,672
Chief Technical Officer	2007	$224,980	—	$471,661	$482	$697,123
	2006	$167,021	—	$1,344	$982	$169,347

Anthony P. Deasey (4)	2008	$215,331	—	$—	$378	$215,709
Senior Vice President and Chief Financial Officer	2007	$63,462	—	$115,268	—	$178,730
	2006	$—	—	$—	—	$—

(1)
All Other Compensation for the years ended December 31, 2008, 2007 and 2006 consisted of Company-paid premiums on term life insurance coverage up to 1.5 times the employee’s annual salary and earned but unpaid accrued vacation payments. Additionally in 2006, we provided matching contributions to the employee’s 401(k) plan accounts up to a maximum of $3,000.

(2)	Dr. Boynton was appointed as our Chief Executive Officer in June 2007. Dr. Boynton served as our Chief Operating Officer and our principal executive officer during 2006.

(3)
Represents the amount recognized for financial statement reporting purposes for 2008, 2007 and 2006 in respect of outstanding option awards in accordance with SFAS 123(R), excluding any impact of assumed forfeiture rates. The assumptions made in valuing option awards reported in this column are discussed in Note 3, Stock-Based Compensation Plans to our consolidated financial statements for the years ended December 31, 2008, 2007 and 2006, included elsewhere in this Annual Report on Form 10-K.

(4)	Effective October 1, 2007, we named Anthony P. Deasey as our Chief Financial Officer. Mr. Deasey resigned from this position effective August 12, 2008.

Given our financial status, there are no regularly scheduled increases in compensation.

Grants of Plan-Based Awards in 2008

The following table provides information about equity awards granted to the Named Executive Officers during the year ended December 31, 2008. We did not grant any stock options, stock appreciation rights or restricted stock to Named Executive Officers during the fiscal year ended December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2008.

(a)	(b)		(c)	(d)	(e)
	Number of Securities		Number of Securities	Option
	Underlying Unexercised		Underlying Unexercised	Exercise	Option
	Options (#)		Options (#)	Price	Expiration
Name	Exercisable		Unexercisable	($)	Date
Alton L. Boynton	11,014	(1)	0	$12.85	11/16/09
	5,286	(1)	0	18.75	04/18/11
	6,666	(1)	0	1.35	2/18/13
	125,142	(2)	1,251,420	0.60	12/31/11
Anthony P. Deasey(3)	—		—
Marnix L. Bosch	1,000	(4)	0	12.75	5/16/10
	333	(4)	0	18.75	11/14/10
	333	(4)	0	18.75	09/20/11
	833	(4)	0	75.00	01/10/12
	3,194	(4)	139	1.35	2/18/13
	4,000	(4)	1,333	1.80	12/01/13
	273,502	(5)	558,038	0.60	12/31/11

(1)
These options were granted under the 1999 Plan, the 2001 Plan and under Dr. Boynton’s previous employment agreement. Each of these option grants vests over a four year period. One-fourth of each option grant vests on the first anniversary of the grant date and the remaining three-fourths of each grant vests in equal monthly installments over the remaining three year vesting period.

(2)
This option was granted under the 2007 Stock Option Plan. This option grant vests over a three and one-half year period. Approximately 29% the option grant was vested immediately upon grant with respect to prior service performed. Approximately 17% vests on the first anniversary of the AIM offering (June 22, 2008) and the remaining portion vests in equal monthly installments over the remaining three year vesting period. These options were granted in recognition of past service to the Company and have an exercise price of $0.60 per share, which is equal to the conversion price of warrants issued to Toucan Partners under the Conversion Agreement. In accordance with Dr. Boynton’s option agreement as options to 1,430,846 shares had not been exercised as of December 31, 2008  such options were forfeited.

(3)	Mr. Deasey resigned on August 12, 2008 and in accordance with his option agreement all of his vested and unvested options were forfeited.

(4)
These options were granted under the 1999 Plan and the 2001 Plan. Each of these option grants vests over a four year period. One-fourth of each option grant vests on the first anniversary of the grant date and the remaining three-fourths of each grant vests in equal monthly installments over the remaining three year vesting period.

(5)
This option was granted under the 2007 Stock Option Plan. This option grant vests over a three and one-half year period. Approximately 19% of the option grant was vested immediately upon grant with respect to prior service performed. Approximately 21% vests on the first anniversary of the AIM offering (June 22, 2008) and the remaining portion vests in equal monthly installments over the remaining three year vesting period. These options were granted in recognition of past service to the Company and have an exercise price of $0.60 per share, which is equal to the conversion price of warrants issued to Toucan Partners under the Conversion Agreement. In accordance with Dr. Bosch’s option agreement as options to purchase 250,000 shares had not been exercised as of December 31, 2008  such options were forfeited.

Option Exercises and Stock Vested

No options were exercised by and no stock awards vested for the Named Executive Officers during 2008.

Pension Plans, Deferred Compensation and Severance Agreements

We do not currently offer any such plans or compensation or have any such agreements in place.

Employment Agreements, Termination and Change-in-Control Arrangements

On June 22, 2007, an employment agreement between the Company and Alton L. Boynton, Ph.D. became effective. Under the terms of the agreement, Dr. Boynton is employed as President and Chief Executive Officer of the Company. Pursuant to the terms of the agreement, Dr. Boynton is paid annual compensation of $331,250 for his services. The agreement provides for standard benefits, including coverage under our medical, dental, vision, life and disability polices. Dr. Boynton is eligible to participate in our 401(k) plan and to receive a bonus at the discretion of the Board. In connection with his employment with us, Dr. Boynton is subject to a noncompetition obligation for one year following the termination of his employment with us.

Except as relates to the vesting of Dr. Boynton’s stock options, Dr. Boynton is not entitled to any benefits upon the termination of his employment or a change-in-control of the Company under his employment agreement. With respect to Dr. Boynton’s stock options,

•
if his employment with us is terminated for Cause (as defined below), Dr. Boynton’s unvested stock options as of the date of termination will be forfeited, and Dr. Boynton’s stock options that have vested as of the date of termination will expire 24 hours after such termination date. “Cause” is defined under Dr. Boynton’s employment agreement as, but is not limited to, malfeasance, material non-performance or materially inadequate performance by Dr. Boynton of his duties to us following written notice or other communication from the Board of such inadequate performance and a one-time reasonable cure period.

•
if his employment with us is terminated without Cause, Dr. Boynton’s unvested stock options will continue to vest in accordance with their respective vesting schedules and will be exercisable during their full exercise period, if Dr. Boynton (a) executes a separation and release agreement reasonably acceptable to the Company and (b) agrees not to do not work for or with a company that is developing immunotherapies for cancer in any capacity (including as an employee, director, adviser or collaborator) while any vesting period is continuing.

•
if Dr. Boynton resigns from his employment with us for any reason, Dr. Boynton’s unvested stock options as of the date of resignation will be forfeited. If Dr. Boynton resigns upon at least 90 days advance notice, and during the period between the giving of his resignation notice and the effective date of his resignation, devotes his best efforts, in good faith, to our business and any personnel transition, then his stock options which have vested as of the effective date of his resignation will be exercisable for 90 days following the last day of his employment with us. If Dr. Boynton’s resignation does not comply with the notice, best efforts and good faith requirements described above, and then his stock options which have vested as of the effective date of his resignation will be exercisable for 15 days following the last day of his employment with us.

Equity Plans

We maintain several plans under which our directors and employees may be granted equity awards, generally in the form of stock options. A brief description of these plans follows.  Effective June 22, 2007, we amended our then-existing equity plans other than the 2007 Plan such that no further option grants may be made under those plans.  Currently, equity grants may be made only under the 2007 Plan.

1998 Stock Plan

The 1998 Stock Plan (the “1998 Plan”) was adopted by our Board in July 1998 and approved by our stockholders in February 1999. This plan provided for the grant to our employees, including officers and employee directors, of “incentive stock options” within the meaning of Section 422 of the Code, and for the grant of non-statutory stock options to our employees, officers, directors, including non-employee directors, and consultants. To the extent an optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value, under all of our plans and determined as of the grant date, in excess of $100,000, any such excess options will be treated as non-statutory options. A total of 27,535 shares of our common stock have been reserved for issuance under this plan and, as of December 31, 2007, net of forfeitures, a total of 23,783 of such shares remained available for additional option grants.

The Compensation Committee serves as the administrator of our 1998 Stock Plan. Subject to the terms of this plan, the administrator determines the terms of options granted, including the number of shares subject to the option, exercise price, term and exercisability. The exercise price of all incentive stock options granted under this plan must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of any incentive stock option granted to an optionee who owns stock representing more than 10% of the total combined voting power of our outstanding capital stock, or a 10% Stockholder, must be at least equal to 110% of the fair market value of our common stock on the date of grant. The exercise price of all non- statutory stock options cannot be less than 85% of the fair market value of our common stock on the date of grant, and in the case of 10% Stockholders, the exercise price cannot be less than 110% of the fair market value of our common stock. The term of options granted under this plan may not exceed 10 years, and the term of an incentive stock option granted to a 10% Stockholder may not exceed five years. An option may not be transferred by the optionee other than by will or the laws of descent or distribution. Each option may be exercised during the lifetime of the optionee only by such optionee. Generally, each option granted under this plan becomes exercisable as to 25% of the total number of shares subject to the option after the first anniversary following the date of grant, with subsequent equal monthly vesting over three years, subject to the optionee’s continued relationship with us as an employee, director or consultant, as the case may be.

Our Board has the authority to amend or terminate this plan, but such action will not adversely affect any outstanding option without the optionee’s consent. If not terminated earlier, this plan will terminate in July 2008.

1999 Executive Stock Plan

The 1999 Executive Stock Plan (the “1999 Plan”) was adopted by our Board in November 1999. This plan provided for the grant of non-statutory stock options to our employees, officers, directors, including non-employee directors, and consultants. A total of 39,078 shares of our common stock have been reserved for issuance under this plan, and, as of December 31, 2007, net of forfeitures, a total of 28,064 shares remained available for granting under this plan.

The Compensation Committee serves as the administrator of this plan. Subject to the terms of this plan, the administrator determines the terms of options granted, including the number of shares subject to the option, exercise price, term and exercisability. The exercise price of options under this plan cannot be less than 85% of the fair market value of our common stock on the date of grant and, in the case of 10% Stockholders, the exercise price cannot be less than 110% of the fair market value of our common stock on the date of grant. The term of options granted under this plan may not exceed 10 years. An option may not be transferred by the optionee other than by will or the laws of descent or distribution. Each option may be exercised during the lifetime of the optionee only by such optionee. Each option granted under this plan becomes exercisable as to 25% of the total number of shares subject to the option on the first anniversary following the date of grant, with subsequent equal monthly vesting over three years, subject to the optionee’s continued relationship with us as an employee or consultant.

Our Board has the authority to amend or terminate this plan, but such action will not adversely affect any outstanding option without the optionee’s consent. If not terminated earlier, this plan will terminate in November 2009.

2001 Stock Plan

The 2001 Stock Plan (the “2001 Plan”) was both adopted by our Board and approved by our stockholders in June 2001. A total of 120,000 shares of our common stock were initially reserved for issuance under this plan. This plan was intended to provide for the grant to our employees, including officers and employee directors, of “incentive stock options” within the meaning of Section 422 of the Code and for the grant of non-statutory stock options to our employees and consultants. The number of shares available for grant under this plan is subject to an automatic annual increase in an amount equal to the lesser of (i) 15% of the aggregate number of shares available for granting for the immediately preceding year; or (ii) 20,000 shares. As of December 31, 2007, net of forfeitures, a total of 162,603 shares remained available under this plan.

The Compensation Committee serves as the administrator of this plan. Subject to the terms of this plan, the administrator determines the terms of options granted, including the number of shares subject to the option, exercise price, term and exercisability. The exercise price of all incentive stock options granted under this plan must be at least equal to the fair market value of our common stock on the date of grant. The term of incentive stock options granted under this plan generally may not exceed 10 years.

Our Board has the authority to amend or terminate this plan, but such action may not adversely affect any outstanding option previously granted under the plan. If this plan is not terminated earlier, no incentive stock options can be granted under the plan on or after the later of June 2011 or the 10th anniversary of the date when our Board adopted, subject to approval by our stockholders, the most recent increase in the number of shares available for grant under the plan.

2001 Non-employee Director Stock Incentive Plan

The 2001 Non-employee Director Stock Incentive Plan (the “Directors Plan”) was adopted by our Board in June 2001. This plan provided for the automatic grant to each of our non-employee directors of a nonstatutory stock option to purchase 333 shares of our common stock on the third business day following each annual meeting of our stockholders. A total of 13,333 shares of common stock have been reserved for issuance under this plan and, as of December 31, 2007, net of forfeitures, a total of 10,500 shares remained available under this plan.

This plan is administered by the Compensation Committee. The exercise price of each option granted pursuant to this plan is the fair market value of the underlying shares of our common stock on the date of grant. Each option granted pursuant to this plan generally becomes exercisable upon six months after the date of grant, subject to certain limitations. Our Board has the authority to amend or terminate this plan, but such action may not adversely affect any outstanding option without the optionee’s consent.

Employee Stock Purchase Plan

Our Employee Stock Purchase Plan (the “Employees’ Plan”) was adopted by our Board and approved by our stockholders in June 2001. A total of 33,333 shares of common stock have been reserved for issuance under this plan and, as of December 31, 2007, 958 shares have been issued under this plan.

This plan is administered by the Compensation Committee and provides a mechanism for eligible employees to purchase shares of our common stock. To facilitate these purchases, eligible participants are assigned plan accounts, to which they may contribute funds via payroll deduction. The purchases are accomplished through the use of six-month offering periods. Purchases pursuant to this plan are made at a price equal to the lower of (i) 85% of the fair market value of our common stock on the last trading day in the offering period; or (ii) 85% of the fair market value of our common stock on the last trading day before the commencement of such offering period. No participant may purchase more than 67 shares of our common stock during any offering period. Additionally, purchases under the plan are limited such that no participant may purchase under the plan, in any offering period that commenced in that calendar year, shares with a fair market value in excess of $25,000 minus the fair market value of any shares that the participant previously purchased in that calendar year. In the case of shares purchased during an offering period that commenced in the preceding calendar year, the limitation is $50,000 minus the fair market value of any shares that the participant purchased during the calendar year of the purchase and the calendar year immediately preceding such purchase.

Our Board has the authority to amend or terminate this plan at any time. Amendments to the plan are subject to approval by our stockholders to the extent required by applicable law.

2007 Plan

The 2007 Plan was adopted by our Board on June 15, 2007, and approved by our stockholders on June 13, 2008. We have reserved a total of 6,000,000 shares of common stock for issuance in respect of options granted under the plan. The plan provides for the grant to employees of the Company, its parents and subsidiaries, including officers and employee directors, of “incentive stock options” within the meaning of Section 422 of the Code and for the grant of non-statutory stock options to the employees, officers, directors, including non-employee directors, and consultants of the Company, its parents and subsidiaries. To the extent an optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value, under all of the Company’s plans and determined as of the grant date, in excess of $100,000, any such excess options will be treated as non-statutory options.  As of December 31, 2008, net of forfeitures, a total of 2,888,586 shares remained available under this plan.

Equity Compensation Plan Table

The following table sets out information regarding our common stock that may be issued upon the exercise of options, warrants and other rights granted to employees, consultants or directors under all of our existing equity compensation plans, as of December 31, 2008:

Plan category	Number of Shares to be Issued Upon Exercise of Outstanding Options and Warrants	1. Weighted-Average Exercise Price of Outstanding Options and Warrants	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	3,192,240	$0.72	2,855,566

Total	3,,192,240		2,,855,566

Compensation Committee Interlocks and Insider Participation

From January 1, 2007 to June 22, 2007, Dr. Boynton was the sole member of our Compensation Committee and served as our President, Chief Operating Officer and Chief Scientific Officer. In June 2007, Dr. Boynton was replaced by Linda F. Powers, as the Chair of the Compensation Committee. As described further under “ Transactions with Related Persons ” below, we are a party to a number of transactions (as such term is defined in Item 404(a) of Regulation S-K) in which Ms. Powers has an interest required to be disclosed in this proxy statement.  During 2008, none of our executive officers served as a member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director on our Board or as a member of our Compensation Committee. None of our executive officers served during 2008 as a director of any other entity, one of whose executive officers served as a director on our Board or as a member of our Compensation Committee.

Transactions with Related Persons

Certain Transactions with Related Persons

Toucan Capital and Toucan Partners

Toucan Capital loaned the Company an aggregate of $6.75 million during 2004 and 2005. On January 26, 2005, the Company entered into a securities purchase agreement with Toucan Capital pursuant to which it purchased 32.5 million shares of the Company’s Series A cumulative convertible preferred stock (the “Series A Preferred Stock”) at a purchase price of $0.04 per share, for a net purchase price of $1.276 million, net of offering related costs of approximately $24,000. In April 2006, the $6.75 million of notes payable plus all accrued interest due to Toucan Capital were converted into shares of the Company’s Series A-1 cumulative convertible Preferred Stock (the “Series A-1 Preferred Stock”).

Toucan Partners loaned the Company $4.825 million in a series of transactions. From November 14, 2005 through March 9, 2006, the Company issued three promissory notes to Toucan Partners, pursuant to which Toucan Partners loaned the Company an aggregate of $950,000. In addition to the $950,000 of promissory notes, Toucan Partners provided $3.15 million in cash advances from October 2006 through April 2007, which were converted into convertible notes (the “2007 Convertible Notes”) and related warrants (the “2007 Warrants”) in April 2007. In April 2007, the three promissory notes were amended and restated to conform to the 2007 Convertible Notes. Payment was due under the notes upon written demand on or after June 30, 2007. Interest accrued at 10% per annum, compounded annually, on a 365-day year basis. The principal amount of, and accrued interest on, these notes, as amended, was convertible at Toucan Partners’ election into common stock on the same terms as the 2007 Convertible Notes.

The Company and Toucan Partners also entered into two promissory notes to fix the terms of two additional cash advances provided by Toucan Partners to the Company on May 14, 2007 and May 25, 2007 in the aggregate amount of $725,000, and issued warrants to purchase shares of the Company’s capital stock to Toucan Partners in connection with each such note. These notes and warrants are on the same terms as the 2007 Convertible Notes and 2007 Warrants and the proceeds of these notes enabled the Company to continue to operate and advance programs while raising additional equity financing.

During the fourth quarter of 2007, the Company repaid $5.3 million of principal and related accrued interest due to Toucan Partners pursuant to the convertible notes.

On August 19, 2008, the Company entered into a loan agreement with Toucan Partners, under which Toucan Partners provided the Company with debt financing in the amount of $1.0 million (the “Toucan Loan”). Under the terms of the Toucan Loan, the Company received $1.0 million in return for an unsecured promissory note in the principal amount of $1,060,000 (reflecting an original issue discount of six percent, or $60,000). The Toucan Loan has a term of six months. The note may be paid at any time without a prepayment penalty and the term may be extended in Toucan Partners discretion upon the Company’s request. At December 31, 2008, the carrying value of the Loan was $1,044,000, net of unamortized discount of $16,000. The Company amortizes the discount using the effective interest method over the term of the loan. During the year ended December 31, 2008, the Company recorded interest expense related to the amortization of the discount of $44,000. Toucan Partners may elect to have the original issue discount amount paid at maturity in shares of common stock, at a price per share equal to the average closing price of the Company’s common stock on the NASD Over-The-Counter Bulletin Board during the ten trading days prior to the execution of the loan agreement. The intrinsic value of the Toucan Loan did not result in a beneficial conversion feature.

On December 22, 2008, the Company entered into a Loan Agreement and Promissory Note with Toucan Partners.   Under the Note, Toucan has loaned the Company $500,000 (the “Toucan December Loan”).  The Note is an unsecured obligation of the Company and accrues interest at the rate of 12% per year. The term of the Note is six months, with a maturity date of June 22, 2009.  The Note contains customary representations and warranties, and affirmative and negative covenants regarding the operation of the Company’s business during the term of the Note.  In connection with the Note, the Company issued to Toucan Partners a warrant to purchase 132,500 shares of the Company’s common stock at an exercise price equal to $0.40 per share, which was the closing price of the Company’s Common Stock on the NASD Over-The-Counter Bulletin Board on December 22, 2008.  The warrant expires 5 years from the date of issuance.

Upon issuing the note to Toucan Partners, the Company recognized the note and warrants based on their relative fair values of $453,000 and $47,000, respectively, in accordance with APB 14.  The fair value of the note was determined using the Black-Scholes option pricing model. The relative fair value of the warrants was classified as a component of additional paid-in capital in accordance with SFAS No. 150,  and EITF 00-19, with the corresponding amount reflected as a contra-liability to the debt.  The fair value of the warrants was determined using the Black Scholes model, assuming a term of five years, volatility of 197%, no dividends, and a risk-free interest rate of 1.53%.

Conversion of Preferred Stock and Related Matters

On June 1, 2007, we issued to Toucan Capital a warrant to purchase shares of our Series A-1 cumulative convertible preferred stock (“Series A-1 Preferred Stock” and such warrant, the “Toucan Capital Series A-1 Warrant”) in exchange for the cancellation of all previously issued warrants to purchase Series A-1 Preferred Stock (or, at the election of Toucan Capital, any other equity or debt security of the Company) held by Toucan Capital. The new Toucan Capital Series A-1 Warrant is exercisable for 6,471,333 shares of Series A-1 Preferred Stock plus shares of Series A-1 Preferred Stock attributable to accrued dividends on the shares of Series A-1 Preferred Stock held by Toucan Capital (with each such Series A-1 Preferred Share convertible into 2.67 shares of common stock at $0.60 per share), compared to the 3,062,500 shares of Series A-1 Preferred Stock (with each such Series A-1 Preferred Share convertible into 2.67 shares of common stock at $0.60 per share) that were previously issuable to Toucan Capital upon exercise of the warrants being cancelled.

Also on June 1, 2007, we and Toucan Capital amended Toucan Capital’s warrant to purchase shares of our Series A cumulative convertible preferred stock (“Series A Preferred Stock” and such warrant, the “Toucan Capital Series A Warrant”) to increase the number of shares of Series A Preferred Stock that are issuable upon exercise of the warrant to 32,500,000 shares of Series A Preferred Stock (plus shares of Series A Preferred Stock attributable to accrued dividends on the shares of Series A Preferred Stock held by Toucan Capital) from 13,000,000 shares of Series A Preferred Stock.

In connection with the modifications of the Series A and Series A-1 Preferred Stock warrants, we recognized reductions in earnings applicable to common stockholders in June 2007 of $2.3 million and $16.4 million, respectively. The fair value of the warrant modifications was determined using the Black-Scholes option pricing model with the following assumptions: expected dividend yield of 0%, risk-free interest rate of 5.0% volatility of 398%, and a contractual life of seven years.

On June 15, 2007, we, Toucan Capital, and Toucan Partners entered into a conversion agreement (“Conversion Agreement”) which became effective on June 22, 2007 upon the admission of the Company’s common stock to trade on AIM (“Admission”).

Pursuant to the terms of the Conversion Agreement (i) Toucan Capital agreed to convert and has converted all of its shares of the Company’s Series A Preferred Stock and Series A-1 Preferred Stock (in each case, excluding any accrued and unpaid dividends) into common stock and agreed to eliminate a number of rights, preferences and protections associated with the Series A Preferred Stock and Series A-1 Preferred Stock, including the liquidation preference entitling Toucan Capital to certain substantial cash payments and (ii) Toucan Partners agreed to eliminate all of its existing rights to receive Series A-1 Preferred Stock under certain notes and warrants (and thereafter to receive shares of common stock rather than shares of Series A-1 Preferred Stock), and the rights, preferences and protections associated with the Series A-1 Preferred Stock, including the liquidation preference that would entitle Toucan Partners to certain substantial cash payments. In return for these agreements, the Company issued to Toucan Capital and Toucan Partners 4,287,851 and 2,572,710 shares of common stock, respectively. In connection with the issuance of these shares, we recognized a further reduction of earnings applicable to common stockholders of $12.3 million in June 2007.

Under the terms of the Conversion Agreement (i) the Toucan Capital Series A Warrant is exercisable for 2,166,667 shares of common stock rather than shares of Series A Preferred Stock (plus shares of common stock, rather than shares of Series A Preferred Stock, attributable to accrued dividends on the shares of Series A Preferred Stock previously held by Toucan Capital that were converted into common stock upon Admission, subject to the further provisions of the Conversion Agreement as described below) and (ii) the Toucan Capital Series A-1 Warrant became exercisable for an aggregate of 17,256,888 shares of common stock rather than shares of Series A-1 Preferred Stock (plus shares of common stock, rather than shares of Series A-1 Preferred Stock, attributable to accrued dividends on the shares of Series A-1 Preferred Stock previously held by Toucan Capital that were converted into common stock upon Admission), subject to further provisions of the Conversion Agreement as described below.

As noted above, the 32,500,000 shares of Series A Preferred Stock held by Toucan Capital converted, in accordance with their terms, into 2,166,667 shares of common stock and the 4,816,863 shares of Series A-1 Preferred Stock held by Toucan Capital converted, in accordance with their terms, into 12,844,968 shares of common stock.

Under the terms of the Conversion Agreement, Toucan Capital also agreed to temporarily defer receipt of the accrued and unpaid dividends on its shares of Series A Preferred Stock and Series A-1 Preferred Stock of an amount equal to $334,340 and $917,451, respectively, until not later than September 30, 2007. In September 2007, we paid these dividends in full to Toucan Capital.

As a result of the financings described above, as of July 20, 2009, Toucan Capital held:

•	an aggregate of 19,299,486 shares of common stock;

•	warrants to purchase 14,150,732 shares of common stock at an exercise price of $0.60 per share; and

•	warrants to purchase 7,884,357 shares of common stock at an exercise price of $0.15 per share.

As a result of the financings described above, as of July 20, 2009, Toucan Partners and it Managing Member Ms. Linda Powers held:

•	an aggregate of 2,572,710 shares of common stock; and

•	warrants to purchase 8,832,541 shares of common stock at an exercise price of $0.60 per share.

•	warrants to purchase 132,500 shares of common stock at an exercise price of $0.40.

The investments made by Toucan Capital and Toucan Partners were made pursuant to the terms and conditions of a Recapitalization Agreement originally entered into on April 26, 2004 with Toucan Capital. The Recapitalization Agreement, as amended, originally contemplated the investment of up to $40 million through the issuance of new securities to Toucan Capital and a syndicate of other investors to be determined.

We and Toucan Capital amended the Recapitalization Agreement in conjunction with each successive loan agreement. The amendments generally (i) updated certain representations and warranties of the parties made in the Recapitalization Agreement, and (ii) made certain technical changes in the Recapitalization Agreement in order to facilitate the bridge loans described therein.

Through June 22, 2007, the Company accrued and paid certain legal and other administrative costs on Toucan Capital’s behalf pursuant to the Recapitalization Agreement. Subsequent to June 22, 2007, Toucan Capital has incurred further costs on behalf of the Company, primarily related to travel expenses and fees incurred in connection with efforts to investigate and establish DCVax ® businesses in other locations overseas. In addition, effective July 1, 2007, the Company commenced accruing rent expense related to the sublease for its Bethesda, Maryland office space from Toucan Capital Corporation. During the year ended December 31, 2007, the Company recognized approximately $1.0 million of general and administrative costs related to the Recapitalization Agreement, rent expense and costs incurred by Toucan Capital on the Company’s behalf. Approximately $175,000 of these costs relate to activities which took place prior to 2007. During the year ended December 31, 2006, the Company recognized approximately $1.3 million of general and administrative costs related to the Recapitalization Agreement. Pursuant to the terms of the Conversion Agreement, the Recapitalization Agreement was terminated on June 22, 2007.

As of December 31, 2008, Toucan Capital, including the holdings of Toucan Partners, beneficially owned of 21,872,196 shares of our capital stock, representing approximately 51.5% of our outstanding common stock.

On March 21, 2008, the Company executed a Sublease Agreement (the “Sublease Agreement”) with Toucan Capital Corporation for the space the Company uses as its headquarters at 7600 Wisconsin Avenue, Suite 750, Bethesda, Maryland. The Sublease Agreement is effective as of July 1, 2007 and expires on October 31, 2016, unless sooner terminated according to its terms. Previously, the Company had been occupying its Bethesda headquarters under an oral arrangement with Toucan Capital Corporation, whereby the Company was required to pay base rent of $32,949.10 per month through December 31, 2007. Under the Sublease Agreement, the Company is required to pay base rent of $34,000 per month during the year 2008, which monthly amount increases by $1,000 on an annual basis, to a maximum of $42,000 per month during 2016, the last year of the lease term. In addition to monthly base rent, the Company was and remains obligated to pay operating expenses allocable to the subleased premises under Toucan Capital Corporation’s master lease.

As of March 31, 2009, Toucan Capital, including the holdings of Toucan Partners, beneficially owned of 21,872,196 shares of our capital stock, representing approximately 48.5% of our outstanding common stock.

Cognate

On July 30, 2004, we entered into a service agreement with Cognate, a contract manufacturing and services organization in which Toucan Capital has a majority interest. In addition, two of the principals of Toucan Capital are members of Cognate’s board of directors and, on May 17, 2007, the managing director of Toucan Capital, Linda F. Powers, was appointed to serve as our director and to serve as the non-executive Chairperson of our Board of Directors. Under the service agreement, we agreed to utilize Cognate’s services for an initial two-year period, related primarily to manufacturing DCVax ® product candidates, regulatory advice, research and development preclinical activities and managing clinical trials. The agreement expired on July 30, 2006; however, we continued to utilize Cognate’s services under the same terms as set forth in the expired agreement. On May 17, 2007, we entered into a new services agreement with Cognate pursuant to which Cognate will provide certain consulting and, when needed, manufacturing services to us for our DCVax ® -Brain Phase II clinical trial. Under the terms of the new contract, we paid a non-refundable contract initiation fee of $250,000 and committed to pay budgeted monthly service fees of $400,000, subject to quarterly true-ups, and monthly facility fees of $150,000. We may terminate this agreement with 180 days notice and payment of all reasonable wind-up costs and Cognate may terminate the contract in the event that the brain cancer clinical trial fails to complete enrollment by July 1, 2009. However, if such termination by us occurs at any time prior to the earlier of the submission of an FDA biological license application/new drug application on our brain cancer clinical trial or July 1, 2010 or, such termination by Cognate results from failure of the brain cancer clinical trial to complete patient enrollment by July 1, 2009, we are obligated to make an additional termination fee payment to Cognate equal to $2 million.

As of March 31, 2009 and December 31, 2008, the Company owed Cognate approximately $2.6 million and $1.1 million respectively.

Review, Approval or Ratification of Transactions with Related Persons

Our policy with respect to any transaction between the Company and any related person requiring disclosure under Item 404(a) of Regulation S-K, is that such transaction is consummated only if the Audit Committee approves such transaction or if the transaction involves compensation approved or ratified by the Compensation Committee. The Board of Directors has not adopted a written policy reflecting the policy and procedures described above; it intends to do so, but may not.

Audit Committee Report

The Audit Committee acts under a written charter, a copy of which is attached as Appendix A to this proxy statement.  W e are considered a controlled company, whereby a group holds more than 50% of the voting power, and as such are not required under NASDAQ listing standards to have a majority of our Board of Directors be independent. It is our intention to recruit one or more additional non-executive directors in due course, but we may not be able to do so.  The Audit Committee does not include an “audit committee financial expert,” within the meaning of SEC regulations.   Although all the Audit Committee members are financially literate, it is our intention to recruit an “audit committee financial expert” in due course.

The Audit Committee has prepared the following report on its activities with respect to the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2008 (for purposes of this report, the “audited financial statements”). The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference in the specified filing.

As part of its specific duties, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board; reviews the financial information issued to stockholders and others, including a discussion of the quality, not only the acceptability, of our accounting principles, the reasonableness of significant judgments, and the clarity of discussions in the financial statements; and monitors our systems of internal control and the audit process. Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, and disclosure controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Management also is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our own system of internal control. Our independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has met and held discussions with management and Peterson Sullivan, PLLC (“Peterson Sullivan”), our independent public accounting firm for the fiscal year ended December 31, 2008. In our discussions, management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States.  The Audit Committee also has reviewed and discussed the audited financial statements with management and Peterson Sullivan. The Audit Committee meets with our internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee has discussed with representatives of Peterson Sullivan   the matters required to be discussed by Statement of Auditing Standards No. 61 regulations promulgated by the SEC and the Public Company Accounting Oversight Board.

Peterson Sullivan also provided to the Committee the written disclosures and the letter required by Public Company Accounting Oversight Board Rule 3526 “Communications with Audit Committees Concerning Independence” , and the Audit Committee has considered and discussed with Peterson Sullivan the firm’s independence and the compatibility of the non-audit services provided by the firm with its independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions noted above, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC. The Board has approved this recommendation.

Linda F. Powers

Fees Paid to Peterson Sullivan, PLLC

Peterson Sullivan served as our independent public accounting firm for the fiscal year ending December 31, 2008.

A representative of Peterson Sullivan is expected to attend the annual meeting (either in person or by telephone) and will have the opportunity to make a statement if he or she desires to do so.  The representative also will be available to respond to appropriate questions from stockholders.

In addition to retaining Peterson Sullivan to audit our financial statements for the fiscal year ended December 31, 2008, we engaged the firm from time to time during the year to perform other services.  The following table sets forth the aggregate fees billed by Peterson Sullivan in connection with services rendered during the last two fiscal years.

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2008 and 2007 by Peterson Sullivan, our principal independent registered public accounting firm.

Fiscal Year Ended December 31:	2008	2007
Audit Fees	$152,979	$80,456
Audit-Related Fees	—	12,000
Tax Fees	5,930	3,225
All Other Fees	—	—
Total	$158,909	$95,681

Audit fees primarily include services for auditing our financial statements along with reviews of our interim financial information included in our Forms 10-K and 10-Q. Peterson Sullivan’s work on these two audits was performed by full time, regular employees and partners of Peterson Sullivan. Audit-related fees comprise professional services rendered in connection with the filing of SEC registration statements. Tax fees, which includes tax consulting and tax compliance fees, in both the current year and prior year relate to the preparation of our Federal income tax return. All fees described above were approved by our Audit Committee, and the Audit Committee considers the provision of the services rendered in respect of those fees compatible with maintaining the auditor’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

In accordance with its charter, the Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent auditor, other than certain de minimis non-audit services approved in accordance with Section 10A(i) of the Exchange Act.  During the fiscal year ended December 31, 2008, all audit and permissible non-audit services were pre-approved by the Audit Committee in accordance with this policy.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.   To the Company’s knowledge, based solely on review of copies of such reports furnished to the Company during the fiscal year ended December 31, 2008 and representations made by the Reporting Persons regarding their filing obligations, all Section 16(a) filing requirements applicable to the Reporting Persons were satisfied during our fiscal year ended December 31, 2008.

Proxy Solicitation

The cost of the solicitation of proxies will be borne by us. In addition to the solicitation of proxies by mail, certain of our officers and employees, without extra remuneration, may solicit proxies personally, by telephone, mail or facsimile. Brokers, banks and other nominees will be requested to forward proxy soliciting material to the owners of our common stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incur red in connection with the distribution of proxy materials.

Stockholder Proposals for the 2010 Annual Meeting of Stockholders

We currently anticipate that the 2010 annual meeting of stockholders will be held on June 12, 2010.   Proposals of stockholders in tend ed to be presented at the 2010 annual meeting pursuant to Rule 14a-8 under the Exchange Act must be received by us no later than the close of business on January 13, 20 10 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to Northwest Biotherapeutics, Inc., 7600 Wisconsin Avenue, Suite 750, Bethesda, Maryland 20814, Attention: Secretary .

In addition, our bylaws require that we be given advanced notice of stockholder nominations for election to our Board and of other business that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8). Our secretary must receive such notice not less than 120 days nor more than 150 days prior to the first anniversary of the date on which this proxy statement was first mailed to our stockholders.  If the date on which the 2010 annual meeting will be held is changed by more than 30 calendar days from the date indicated above, we must receive the notice at least 80 days prior to the date on which we intend to distribute the corresponding proxy statement.  We will issue a press release announcing the exact date of the 2010 annual meeting.

The notice for any stockholder proposal must contain certain information set forth in our bylaws .  In addition, stockholder proposals made under Rule 14a-8 under the Exchange Act are required to contain certain information. Therefore, we strongly encourage stockholders interested in submitting a proposal to contact legal counsel with regard to the detailed requirements of applicable securities laws.   Copies of our bylaws can be obtained without charge from our corporate secretary.

Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSES WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

By Order of the Board of Directors,

Linda F. Powers
Chairperson of the Board of Directors
August 6, 2009

Appendix A

NORTHWEST BIOTHERAPEUTICS,  INC.
A UDIT C OMMITTEE C HARTER
Purpose

The purpose of the Audit Committee of the Board of Directors is to assist the Board of Directors in overseeing:

•	the Company ’ s accounting and financial reporting principles and policies and its internal controls and procedures;

•	the Company ’ s financial statements and financial information to be provided to stockholders; and

•	the independence, qualifications and performance of the Company ’ s independent auditors and the independent audit.

Structure and Membership

Number .. The Audit Committee shall consist of two or more directors as the Board of Directors shall from time to time determine.

Chair .. The Board of Directors shall ap point an Audit Committee Chairman. In the absence of the Audit Committee Chairman, the remaining members of the Audit Committee shall elect one such member to chair the meeting.

Compensation ..  The compensation of Audit Committee members shall be as deter mined by the Board of Directors. No member of the Audit Committee may receive any consulting, advisory or other compensatory fee from the Company, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Boar d of Directors.

Selection and Removal . Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Company ’ s Nominations Committee, and shall serve until the earliest of (i) their death, (ii) the expiration of their term as a director, (iii) their resignation as a member of the Audit Committee or the Board of Directors and (iv) their removal as a member of the   Audit Committee or the Board of Directors. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

Authority and Responsibilities

General ..   The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company ’ s management and the independent auditor, in accordance with its business judgment. The Audit Committee shall further assist the Board of Directors in overseeing the compliance by the Company with lega l and regulatory requirements relating to the foregoing.  Management is responsible for the preparation, presentation, and integrity of the Company ’ s financial statements and for the appropriateness of the accounting principles and reporting policies that a re used by the Company.  The independent auditors are responsible for auditing the Company ’ s financial statements and for reviewing the Company ’ s unaudited interim financial statements.  The authority and responsibilities s et forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company ’ s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor ’ s report.

Oversight of Independent Auditors

Selection ..  The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necassary, terminating the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

Independence .. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between   the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1.  The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or servi c es that might impact the objectivity and independence of the independent auditor.

Compensation ..  The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor.

Oversight .. The independent auditor sh all report directly to the Audit Committee, and the Audit Committee shall have direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial r e porting.  In connection with its oversight role, the Audit Committee shall, from time to time as appropriate but no less frequently than annually, obtain and review the reports required to be made by the independent auditor pursuant to Section 10A(k) of t h e Exchange Act regarding: (i) critical accounting policies and practices, (ii) alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of su c h alternative disclosures and treatments, and the treatment preferred by the independent auditor and (iii) other material written communications between the independent auditor and Company management, including without limitation any management letters an d responses thereto or a schedule of unadjusted differences.

Preapproval of Services . The Audit Committee shall preapprove all services (audit and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non- audit services may instead be approved in accordance with Section 10A(i) of the Exchange Act.

Review of Audited Financial Statements

Discussion of Audited Financial Statements . The Audit Committee shall review and discuss with the Company ’ s management an d independent auditor the Company ’ s audited financial statements, including the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380).

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Recommendation to Board Regarding Financial Statements .  The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company ’ s audited financial statements be included in the Company ’ s Annual Report on Form 10-K.

Audit Committee Report .  The Audit Committee shall prepare an annual committee report, in accordance with Item 407(d) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, for inclusion in the proxy statement of the Company relating to i ts annual meeting of security holders.

Review of Other Financial Statements and Financial Disclosures

Independent Auditor Review of Interim Financial Statements . The Audit Committee shall direct the independent auditor to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the independent auditor ’ s review of interim financial i nformation which are required to be discussed by Statements on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise it in the event that the Company proposes to disclose interim financial information prior to comple t ion of the independent auditor ’ s review of interim financial information.

Controls and Procedures

Oversight .. The Audit Committee shall:

•	coordinate the Board of Directors ’ oversight of the Company ’ s internal accounting controls, the Company ’ s disclosure controls and procedures, and the Company ’ s code of conduct;

•
review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles;

•	review the financial, investment and risk management policies followed by the Company in operating its business activities; and

•	receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 and Rule 13a-14 of the Exchange Act.

Procedures for Complaints . The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Related-Party Transactions . The Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee.  A “related party transaction” shall be a transaction required to be disclosed pursuant to Item 404 of Regulation S-K.

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Compliance with Legal Requirements . The Audit Committee shall perform any other functions require d to carry out its responsibilities under this charter. The Audit Committee also shall perform such other functions as are delegated to it by the Board of Directors from time to time.

Procedures and Administration

Meetings .. The Audit Committee shall meet at least four times each year. In addition, the Audit Committee will meet at any time that the independent auditor believes that communication to the Audit Committee is required. The Audit Committee shall meet at least once annually separately with (i) t h e independent auditor and (ii) the Company ’ s CEO, CFO, controller, and such other management as the Audit Committee requests.  The Audit Committee may additionally meet with other employees of the Company as it deems appropriate. The Audit Committee shall   keep regular minutes of its meetings and report them to the Board of Directors when requested.

Reports to Board .  The Audit Committee shall report regularly to the Board of Directors.

Charter .. The Audit Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

Independent Advisors . The Audit Committee may, in its discretion, retain the services of legal counsel and other advisors of its choosing to assist th e Audit Committee in the performance of its functions.  The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any consultant, legal counsel, or other advisor retained by the Audit Committee .

Surveys, Studies and Investigations . The Audit Committee shall have the authority to commission surveys or studies as the need arises or conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appro priate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

Funding ..  The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of: (i) compensation of the independent auditor as established by the Audit Committee, (ii) compensation of any independent legal, accounting and other adv i sors engaged by the Audit Committee and (iii) ordinary administrative expenses of the Audit Committee that are deemed necessary or appropriate by the Audit Committee to carry out its duties.

Annual Performance Evaluation .  The Audit Committee shall conduct an annual evaluation of its performance and shall present its finding and conclusions to the Board of Director.

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Appendix B

NORTHWEST BIOTHERAPEUTICS,  INC.
COMPENSATION COMMITTEE CHARTER
Purpose

The purpose of the Compensation Committee of the Board of Directors is to assist the Board of Directors in the discharge of its responsibilities relating to:

•	the compensation of the Company’s executive officers;

•	the administration of the Company’s equity compensation plans;

•	participating in the preparation and review of the information related to executive compensation that is disclosed in the Company’s proxy statement, information statement or annual report;

•	preparation of an annual Compensation Committee report to be included in the Company’s proxy statement, information statement or annual report; and

•	such other matters relating to compensation of executive officers and employee benefit plans of the Company as shall be delegated from time to time by the Board of Directors.

Structure and Membership

Number .. The Compensation Committee shall consist of two or more directors as the Board of Directors shall from time to time determine.

Chair.   The Board of Directors shall appoint a Compensation Committee Chairman. In the absence of the Compensation Committee Chairman, the remaining members of the Compensation Committee shall elect one such member to chair the meeting. The Chairman of the Board of Directors shal l not be a chairman of the Compensation Committee.

Compensation .. The compensation of Compensation Committee members shall be as determined by the Board of Directors.

Selection and Removal .   Members of the Compensation Committee  shall be appointed by the Board of Directors, upon the recommendation of the Company’s Nominations Committee, and shall serve until the earliest of (i) their death, (ii) the expiration of their term as a director, (iii) their resignation as a member of the Compensation Committee   or the Board of Directors and (iv) their removal as a member of the Compensation Committee or the Board of Directors. The Board of Directors may remove members of the Compensation Committee from such committee, with or without cause.

Authority and Responsibilities

General .. The Compensation Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management, in accordance with its business judgment.

CEO Compensation .  The Compensation Committee  shall annually review and approve the corporate goals and objectives relevant to chief executive officer (“ CEO ” ) compensation and evaluate the CEO ’ s performance in light of those goals and objectives. Based on this evaluation, the Compensation Committee shall make and annually review decisions regarding (i) the CEO ’ s salary, (ii) the extent to which any performance-based bonus award was earned, (iii) the CEO ’ s bonus opportunity for the next fiscal year and (iv) any other matter relating to the CEO ’ s compensation that the Compensation Committee considers appropriate.  In determining the appropriateness of any element of the CEO ’ s compensation, the Compensation Committee shall determine the value of and take into account the CEO ’ s total   compensation, including realized and unrealized gains on prior equity awards, the size of any prior equity awards, earnings on any deferred compensation, the value of any perquisites, the actuarial value of pension or retirement plans, and the value of an y potential severance or change in control payments. In determining the appropriateness of any element of the long-term incentive compensation awarded to the CEO, the Compensation Committee shall consider similar compensation awarded to the CEO in prior fiscal years, the Company ’s overall performance and the relative return on the investment of the Company ’ s stockholders for the fiscal year, and the value of similar awards made to the chief executive officers of comparable companies in the industry.

Other Executive Officers . The Compensation Committee shall annually review and approve the corporate goals and objectives relevant to the compensation of the Company ’ s other executive officers, which need not be the same for each executive officer. In light of these goals and objectives, the Compensation Committee shall make and annually review decisions regarding (i) salary paid to the executive officers, (ii) the ex t ent to which any performance-based bonus awards were earned, (iii) the bonus opportunity for executive officers for the following year, (iv) long-term incentive opportunities for executive officers for upcoming periods and (v) any other matter relating to   the compensation of executive officers that the Compensation Committee considers appropriate.  In determining such packages and arrangements, the Compensation Committee shall give due regard to any relevant legal requirements, the provisions and recommendations in the UK QCA Guidelines and where appropriate the UK Combined Code and associated guidance.

Oversight of Equity Compensation Plan s . The Compensation Committee shall review at least annually all equity-based compensation plans and arrangements and the number of shares remaining available for issuance under those plans and arrangements.  The Compensation Committee shall make recommendations to the Board of Directors regarding the need to amend existing plans or adopt new plans for the purpose of implementing the Company ’ s strategy regarding long-term and equity-based compensation. The Compensation Committee shall have the authority to approve grants of stock, stock options, stock purchase rights and similar awards to individuals eligible to receive s u ch grants under the Company ’ s equity compensation plans, to approve the forms of agreement evidencing such grants, and to interpret and amend such agreements within the terms of the plans.  The Compensation Committee shall have all of the authority of the   Board of Directors to administer the Company ’ s equity compensation plans.

Director Compensation .   The Compensation Committee shall periodically review and make recommendations to the Board of Directors with respect to director compensation. The remuneration of any non-executive director shall be a matter for the Chairman of the Compensation Committee (if an executive director) and the executive members of the Board of Directors.

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Compensation Discussion and Analysis; Compensation Committee  Report ..  The Compensation Committee shall oversee the preparation of the Company ’ s compensation-related disclosures to be included in the Company ’ s annual report, information statement or proxy statement under applicable rules of the U.S. Securities and Exchange Commission (the “ SEC ” ). The Compensation Committee shall also review and discuss with the Company ’ s management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussion, the Compensation Committee shall determine whether to recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the Company ’ s annual report or proxy statement for the annual meeting of stockholders. The Compensation Committee   shall provide, over the names of the members of the Compensation Committee, the required Compensation Committee Report for the Company ’ s annual report or proxy statement for the annual meeting of stockholders, which report shall contain the statements required by the SEC ’ s rules applicable to such reports.

Access to Management . The Compensation Committee and its members shall have complete access to management for the purpose of carrying out the Compensation Committee ’ s functions. The Compensation Committee shall establish policies with respect to the participation of the Company ’ s CEO, other executive officers and management in the activities and processes of the Compensation Committee.

Compliance with Legal Requirements . The Compensation Committee shal l perform any other functions required to carry out its responsibilities under this charter including to ensure that all provisions regarding disclosure of remuneration including pensions, as set out in the UK QCA Guidelines and where appropriate those of   the UK Combined Code are fulfilled.  The Compensation Committee  also shall perform such other functions as are delegated to it by the Board of Directors from time to time.

Procedures and Administration

Meetings .. The Compensation Committee shall meet as often as it deems necessary in order to perform its responsibilities.  The Compensation Committee shall keep regular minutes of its meetings and report them to the Board of Directors when requested.

Reports to Board . The Compensation Committee shall report regularly to the Board of Directors.

Charter ..   The Compensation Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

Consulting Arrangements .   The Compensation Committee  may, in its discretion, retain the services of a compensation consultant to advise and assist the Compensation Committee in the performance of its functions.  The Compensation Committee shall have sole authority to determine th e consultant ’ s fees and the other terms of retention and to terminate its services to the Compensation Committee. The Compensation Committee shall establish policies regarding the retention of compensation consultants that may include, among other consider a tions, the process for selection and compensation, the scope of the role and functions to be performed by the consultant, and communications between the consultant and the Compensation Committee, the Company ’ s executive officers and management.

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Independent Advisors . The Compensation Committee may, in its discretion, retain the services of legal counsel and other advisors of its choosing to assist the Compensation Committee in the performance of its functions. The Company shall provid e for appropriate funding, as determined by the Compensation Committee, for payment of compensation to any consultant, legal counsel, or other advisor retained by the Compensation Committee.

Surveys, Studies and Investigations .   The Compensation Committee  shall have the authority to commission compensation surveys or studies as the need arises or conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Compensation Committee or any advisors engaged by the Compensation Committee.

Employment Agreements . The Compensation Committee shall review and approve all employment agreements proposed to be entered into between the Company and any executive officer and any proposed renewals thereof.  The Compensation Committee shall review any existing employment agreements with executive officers at least annually and recommend to the Board of Directors   any amendments thereto that the Compensation Committee deems appropriate.

Employee Loans .  The Compensation Committee shall review at least annually the Company’s policies and procedures regarding loans to employees. Under no circumstance may the Compensation Committee approve any arrangement in which the Company extends or maintains credit, or arranges for the extension of credit, in the form of a personal loan to or for any executive officer of the Company.

Perquisites ..  The Compensation Committee shall review at least annually the Company ’ s policies and practices regarding perquisites for executive officers and the form and amount of any perquisites paid or made available to the Company ’ s executive officers. The Compensation Committee shall determine   the appropriateness of the nature and extent of executive officers’ use of such perquisites.

Deferred Compensation . The Compensation Committee shall review and approve the terms on which any compensation earned by, or otherwise payable to, executive officers may be deferred.

Annual Performance Evaluation .  The Compensation Committee shall conduct an annual evaluation of its performance and shall present its finding and conclusions to the Board of Directors.

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Appendix C

NORTHWEST BIOTHERAPEUTICS,  INC.
NOMINATIONS COMMITTEE CHARTER
Purpose

The purpose of the Nominations Committee of the Board of Directors is to:

•	identify and nominate memb ers of the Board of Directors;

•	recommend directors to be appointed to each committee of the Board of Directors and the Chair of such committee; and

•	oversee the evaluation of the Board of Directors.

Structure and Membership

Number .. The Nominations Committee shall consist of two or more directors as the Board of Directors shall from time to time determine.

Chair ..   The Board of Directors shall appoint a Nominations Committee Chairman. In the absence of the Nominations Committee Chairman, the remaining m embers of the Nominations Committee shall elect one such member to chair the meeting. The Chairman of the Board of Directors shall not chair any meeting of the Nominations Committee if the Nominations Committee is considering the issue of the succession t o the Chairmanship during such meeting.

Compensation .. The   compensation of Nominations Committee members shall be as determined by the Board of Directors.

Selection and Removal . Members of the Nominations Committee shall be appointed by the Board of Directors, upon the recommendation of the Company ’ s Nominations Committee, and shall serve until the earliest of (i) their death, (ii) the expiration of their term as a director, (iii ) their resignation as a member of the Nominations Committee or the Board of Directors and (iv) their removal as a member of the Nominations Committee or the Board of Directors. The Board of Directors may remove members of the Nominations Committee from No m inations Committee, with or without cause.

Authority and Responsibilities Relating To Board of Directors and Committee Membership

Selection of Director Nominees .  Except where the Company is legally required by contract or otherwise to provide third pa rties with the ability to nominate directors, the nomination of Company directors will be determined by the Board of Directors following the recommendation of director candidates by the Nominations Committee.

Criteria for Selecting Directors . The Nominations Committee shall be responsible for reviewing with the Board of Directors, on an annual basis, the requisite skills and criteria for new Board of Directors members as well as the structure, size and composition of the Board of Directors as a whole. This includes (i) giving full consideration to succession planning for directors and other senior executives in the course of their work, taking into account the challenges and opportunities facing the Company, and what skills and expertise are therefore needed on the Board of Directors in the future, (ii) reviewing annually the time required from non-executive directors and (iii) ensuring that on appointment to the Board of Directors, non-executive directors receive a formal l etter of appointment setting out clearly what is expected of them in terms of time commitment, committee service and involvement outside meetings of the Board of Directors.

Search Firms . The Nominations Committee shall have the sole authority to retain a nd terminate any search firm to be used to identify director nominees, including sole authority to approve the search firm ’ s fees and other retention terms.  The Nominations Committee is empowered to cause the Company to pay the compensation of any search   firm engaged by the Nominations Committee.

Selection of Committee Members . The Nominations Committee shall be responsible for recommending to the Board of Directors the directors to be appointed to each committee of the Board of Directors and the Chair o f each such committee.

Compliance with Legal Requirements .  The Nominations Committee shall perform any other functions required to carry out its responsibilities under this charter.  The Nominations Committee also shall perform such other functions as are delegated to it by the Board of Directors from time to t ime.

Authority and Responsibilities Relating to Evaluation of the Board of Directors

Evaluation of the Board of Directors .  The Nominations Committee shall be responsible for overseeing an annual self-evaluation of the Board of Directors to determine whether it and its committees are functioning effectively. The Nominations Committee shall determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the Board of Directors ’ performance, to be discussed with   the Board of Directors.

Procedures and Administration

Meetings .. The Nominations Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Nominations Committee shall keep regular minutes of its meetings and report them to the Board of Directors when requested.

Reports to Board . The Nominations Committee shall report regularly to the Board of Directors.

Charter ..   The Nominations Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

Independent Advisors . The Nominations Committee may, in its discretion, retain the services of legal counsel and other advisors of its choosing to assist the Nominations Committee in the performance of its functions. The Company shall provide for appropriate funding, as determined by the Nominations Committee, for payment of compensation t o any consultant, legal counsel, or other advisor retained by the Nominations Committee.

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Surveys, Studies and Investigations .   The Nominations Committee shall have the authority to commission surveys or studies as the need arises or conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Nominations Committee or any advisors engaged by the Nominations Committee.

Annual Performance Evaluation .  The Nominations Committee  shall conduct an annual evaluation of its performance and shall present its findings and conclusions to the Board of Directors.

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APPENDIX D

CERTIFICATE OF AMENDMENT
OF THE SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF NORTHWEST BIOTHERAPEUTICS, INC.

Pursuant to Section 242 of the
General Corporation Law of the
State of Delaware

Northwest Biotherapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation ”),

DOES HEREBY CERTIFY:

That, by written action of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation, as amended, of the Corporation and declaring such amendment to be advisable. The resolution setting forth the amendment is as follows:

RESOLVED: That Article IV, Section 1(a) of the Seventh Amended and Restated Certificate of Incorporation of the Corporation, be and hereby is replaced in its entirety with the following:

ARTICLE IV

(a) The total number of shares of stock that the Corporation shall have the authority to issue is 170,000,000 shares of capital stock, consisting of (i) 150,000,000 shares of common stock, par value $0.001 per share (the “ Common Stock ”) and (ii) 20,000,000 shares of preferred stock, par value $0.001 per share (the “ Preferred Stock ”).